EXECUTION COPY

SHAREHOLDER RIGHTS AGREEMENT

BY AND AMONG

MARK GLOBAL CORPORATION

KENGES RAKISHEV

MIKE ZOI

TGR CAPITAL, LLC

MZ CAPITAL, LLC (DE)

MZ CAPITAL, LLC (FL)

ENERFUND, LLC

AND

NET ELEMENT, INC.

DATED AS OF FEBRUARY 24, 2012

THIS SHAREHOLDER RIGHTS AGREEMENT (this “Agreement”), dated as of February 24, 2012, is made by and among TGR Capital, LLC, a Florida limited liability company (“TGR”), MZ Capital, LLC a Delaware limited liability company (“MZ Delaware”), MZ Capital, LLC a Florida limited liability company (“MZ Florida”), Enerfund, LLC a Florida limited liability company (“Enerfund”), Mike Zoi (“Zoi”), Mark Global Corporation, a company organized under the laws of the British Virgin Islands (“Mark Global”), Kenges Rakishev (“Rakishev”) and Net Element, Inc., a Delaware corporation (the “Company”).

RECITALS

WHEREAS, TGR currently owns (i) 402,263,749 shares of Company Common Stock (as defined below), representing 53.80% of the issued and outstanding shares of the Company Common Stock, and (ii) warrants to purchase 100,000,000 shares of the Company Common Stock, the shares and warrants set forth in items (i) and (ii) above collectively representing 49.68% of the outstanding Company Common Stock on a fully diluted basis

WHEREAS, MZ Delaware currently owns 45,937,500 shares of the Company Common Stock, representing 4.55% of the issued and outstanding shares of the Company Common Stock on a fully diluted basis;

WHEREAS, MZ Florida currently owns 29,062,500 shares of the Company Common Stock, representing 2.87% of the issued and outstanding shares of the Company Common Stock on a fully diluted basis;

WHEREAS, Enerfund currently owns (i) 177,875,000 shares of the Company Common Stock, and (ii) warrants to purchase 100,000,000 shares of the Company Common Stock, the shares and warrants set forth in items (i) and (ii) above collectively representing 27.49% of the issued and outstanding shares of the Company Common Stock on a fully diluted basis;

WHEREAS, Zoi indirectly owns or Controls (as defined below) 100% of the outstanding membership interests in TGR, MZ Delaware, MZ Florida and Enerfund;

WHEREAS, (a) TGR, Zoi and Mark Global have previously entered into an Exchange and Stock Purchase Agreement (the “Exchange and Purchase Agreement”) pursuant to which Buyer will purchase 200,000,000 shares of Company Common Stock at a purchase price of $0.15 per share, representing 26.75% of the outstanding Company Common Stock, and (b) Rakishev and the Company have previously entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which Rakishev will purchase from the Company 13,333,334 shares of Company Common Stock at a purchase price of $0.15 per share;

WHEREAS, Rakishev owns 100% of the outstanding common stock of Mark Global; and

WHEREAS, it is contemplated in the Exchange and Purchase Agreement that TGR, MZ Delaware, MZ Florida, Enerfund, Zoi, Mark Global, Rakishev and the Company execute this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Article I
DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person or entity means any other Person or entity Controlling, Controlled by or under common Control with such Person and any partner of such Person if such Person is a partnership. An “Affiliate” with respect to the Company includes any of the Company’s direct or indirect subsidiaries, whether or not in existence on the date hereof.

“Board of Directors” has the meaning set forth in Section 3.1(a).

“Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Bylaws” has the meaning set forth in the definition of “Necessary Action.”

“Breaching Shareholder” has the meaning set forth in Section 3.1(h).

“Certificate of Incorporation” has the meaning set forth in the definition of “Necessary Action.”

“Company Common Stock” means (i) the Company’s shares of common stock, $.001 par value per share, and (ii) any capital stock into which such common stock shall have been changed or any share capital resulting from a reclassification of such common stock.

“Company Public Sale” has the meaning set forth in Section 4.2(a).

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Cure Period” has the meaning set forth in Section 3.1(k).

“Demand Registration Statement” shall mean a Registration Statement which covers the Registrable Securities requested to be included therein pursuant to the provisions of Section 4.1(a).

“De Minimis Transfer” means a transfer of less than 2% of the outstanding shares of Company Common Stock in any 180-day period.

“Effective Date” means the date that the applicable Registration Statement has been declared effective by the SEC.

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“Effectiveness Deadline” means (i) with respect to any Registration Statement required to be filed pursuant to Section 4.1(a), the earlier of the (A) 90th calendar day after the applicable Request Date (or the 120th calendar day after the applicable Request Date in the event that such Registration Statement is subject to review by the SEC) and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review and (ii) with respect to any additional Registration Statements that may be required to be filed by the Company pursuant to this Agreement, the earlier of the (A) 90th calendar day following the date on which the Company was required to file such additional Registration Statement (or the 120th calendar day after such date in the event that such Registration Statement is subject to review by the SEC) and (B) 2nd Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review.

“Existing Directors” has the meaning set forth in Section 3.1(c).

“Holder” means each of Mark Global, Rakishev, TGR, Zoi, any transferee or assignee of any Registrable Securities, as applicable, to whom any of the foregoing assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement and any transferee or assignee thereof to whom a transferee or assignee of any Registrable Securities assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement.

“Independent Directors” has the meaning set forth in Section 3.1(d).

“Independent Director Nominees” has the meaning set forth in Section 3.1(a).

“Initiating Holder” means, with respect to a particular registration, the Holder who initiated the Request for such registration.

“Mark Global Director” has the meaning set forth in Section 3.1(d).

“Mark Global Nominee” has the meaning set forth in Section 3.1(a).

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law) necessary to cause such result, including, without limitation, (i) voting, in person or by proxy, all of the shares of Company Common Stock owned by such Shareholder, at any annual or special meeting of stockholders of the Company or providing a written consent in lieu of a meeting of stockholders of the Company, (ii) causing the adoption of stockholders’ resolutions and/or the adoption of one or more amendments to the certificate of incorporation of the Company (the “Certificate of Incorporation”) and/or the bylaws of the Company (the “Bylaws”), (iii) causing, to the fullest extent permitted by law, members of the Board of Directors (to the extent such members were nominated or designated by the Person obligated to undertake the Necessary Action, and subject to any fiduciary duties that such members may have as directors of the Company) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing, delivering and performing under agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Permitted Transferee” means (i) in the case of any Shareholder that is a partnership or limited liability company, any Affiliate of such Shareholder, (ii) in the case of any Shareholder that is a corporation, any Person that owns a majority of the voting stock of such Shareholder, or any Person that is a direct or indirect wholly-owned subsidiary of such Shareholder, (iii) in the case of any Shareholder that is an individual, any successor by death or divorce, any trust created for the direct or indirect benefit of such individual or one or more of such individual’s (a) parent, spouse, child, grandchild, spouse of a child or grandchild, brother or sister and any trust created for the benefit of any of such Persons and each custodian of any property of any of such Persons or (b) family partnership, limited liability company or similar entity controlled by such individual at the time of any transfer to such partnership, company or entity, or (iv) in the case of any Shareholder that is a trust whose sole beneficiaries are individuals, such individuals or their spouses or lineal descendants.

“Person” means an individual, partnership, limited liability company, corporation, trust, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

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“Piggyback Registration” has the meaning set forth in Section 4.2(a).

“Proposed Transferee” has the meaning set forth in Section 5.1(a).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and the declaration of effectiveness of such Registration Statement(s) by the SEC.

“Registrable Securities” means collectively, (i) the shares of Company Common Stock owned from time to time by Mark Global, Rakishev or any other Person controlled by Rakishev (expressly excluding the Company if Rakishev Controls the Company) (collectively, the “Mark Global Shares”), (ii) the shares of Company Common Stock owned from time to time by TGR, Zoi or any other Person controlled by Zoi (expressly excluding the Company if Zoi Controls the Company) (collectively, the “Zoi Shares”) and (iii) any capital stock of the Company issued or issuable with respect to the Mark Global Shares or the Zoi Shares, including, without limitation, (1) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise and (2) shares of capital stock of the Company into which the shares of Company Common Stock are converted or exchanged and shares of capital stock of a successor entity to the Company into which the shares of Company Common Stock are converted or exchanged.

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering Registrable Securities.

“Rule 415” means Rule 415 promulgated by the SEC under the Securities Act, as such rule may be amended from time to time, or any other similar or successor rule or regulation of the SEC providing for offering securities on a delayed or continuous basis at then-prevailing market prices (and not fixed prices).

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means, collectively, the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute

“Shareholder” means each of Mark Global, Rakishev, MZ Delaware, MZ Florida, Enerfund, Zoi and TGR, and their permitted successors and assigns.

“Shelf Registration” means a registration of securities pursuant to a Shelf Registration Statement.

“Shelf Registration Statement” means a Registration Statement covering the resale of the Registrable Securities by the Investors pursuant to Rule 415.

“Tagging Shareholder” has the meaning set forth in Section 5.1(a).

“TGR Nominee” has the meaning set forth in Section 3.1(a).

“Transfer” means any transfer, sale, assignment, pledge, encumbrance or other disposition (irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death).

“Transferring Shareholder” has the meaning set forth in Section 5.1(a).

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“Underwriters” means the underwriters, if any, of the offering being registered under the Securities Act.

“Underwritten Offering” means a sale of securities of the Company to an Underwriter or Underwriters for re-offering to the public.

Section 1.2            Other Interpretive Provisions.

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof”, “herein”, “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c) The term “including” is not limiting and means “including without limitation.”

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

Article II
REPRESENTATIONS AND WARRANTIES

Each of the parties to this Agreement hereby represents and warrants to each other party to this Agreement that as of the date such party executes this Agreement:

Section 2.1           Existence; Authority; Enforceability. Such party has the power and authority to enter into this Agreement and to carry out its obligations hereunder. Such party, if not an individual, is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the consummation of the transactions contemplated herein, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the consummation of any of the transactions contemplated hereby. This Agreement has been duly executed by it and constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms.

Section 2.2           Absence of Conflicts. The execution and delivery by such party of this Agreement and the performance of its obligations hereunder does not and will not (a) if not an individual, conflict with, or result in the breach of any provision of the constitutive documents of such party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such party is a party or by which such party’s assets or operations are bound or affected; or (c) violate any law applicable to such party.

 Section 2.3         Consents. Other than any consents which have already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such party in connection with (a) the execution, delivery or performance of this Agreement or (b) the consummation of any of the transactions contemplated herein.

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Article III
GOVERNANCE

 Section 3.1          Board of Directors.

(a)          Each of the Shareholders shall take all Necessary Action to cause the Board of Directors of the Company (the “Board of Directors”) to be comprised of not less than four (4) and not more than eight (8) directors, four (4) of whom shall be nominated in accordance with this Section 3.1. For so long as TGR, together with its Affiliates, has beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC) of greater than 5% of the Company Common Stock, TGR shall be entitled to nominate one (1) director (the “TGR Nominee”). For so long as Mark Global, together with its Affiliates, has beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC) of greater than 5% of the Company Common Stock, Mark Global shall be entitled to nominate one (1) director (the “Mark Global Nominee”). For so long as this Agreement shall remain in effect, TGR and Mark Global shall be entitled to nominate two (2) independent directors to the Board of Directors mutually acceptable to TGR and Mark Global (together, the “Independent Director Nominees”).

(b)          The Company shall submit to the stockholders of the Company for election at any meeting of Shareholders held for the purpose of electing directors, any and all nominations made in accordance with Section 3.1 hereof. Each of the Shareholders agrees to take all Necessary Action to elect the directors nominated in accordance with Section 3.1(a) to the Board of Directors.

(c)          It is hereby represented and warranted by the Company and TGR, MZ Delaware, MZ Florida and Enerfund that, as of the date hereof, and until the election of the Mark Global Director and the Independent Directors in accordance with Section 3.1(d), the number of directors constituting the full Board of Directors is five (5), consisting of the following members (other than Mike Zoi, the “Existing Directors”):

Name of Director	Type of Nominee per Section 3.1

Mike Zoi	TGR Nominee and Director as of the date hereof

James Caan	Director as of the date hereof

Felix Vulis	Director as of the date hereof

Curtis Wolfe	Director as of the date hereof

Dmitry Kozko	Director as of the date hereof

(d)          Upon a request by Mark Global, each of the Shareholders shall promptly take all Necessary Action, including, without limitation, amending the Bylaws to increase the number of directors by one (1) or removing one (1) of the Existing Directors, as may be requested by Mark Global, in order to cause the Mark Global Nominee to be elected to the Board of Directors (the “Mark Global Director”). Upon a request by either Mark Global or TGR, each of the Shareholders shall promptly take all Necessary Action, including, without limitation, amending the Bylaws to increase the number of directors by one or more and/or removing one or more Existing Directors, as may be mutually requested by TGR and Mark Global in order to cause the Independent Director Nominees to be elected to the Board of Directors (together, the “Independent Directors”). Each Independent Director shall qualify as an independent director as defined in Rule 5605(a)(2) of the Nasdaq Stock Market.

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(e)          Each of the Existing Directors and each of the Mark Global Director and the Independent Directors (once appointed or elected in accordance with Section 3.1(d)) shall hold office until the next annual meeting of stockholders of the Company following their appointment and/or election, when his/her successor shall be nominated in accordance with this Section 3.1 and shall be appointed and/or elected and qualified, subject to his/her earlier death, removal or resignation as provided in the Certificate of Incorporation and Bylaws.

(f)          Upon the request of any Shareholder to remove a director previously nominated by such Shareholder in accordance with this Section 3.1, the Shareholders shall take all Necessary Action to remove such director and elect any replacement director as may be nominated by such party in accordance with the provisions of this Section 3.1. Except as otherwise provided in this Section 3.1 (such as, by way of example only, in connection with any Necessary Action), and including, without limitation, this subsection (f), each of the Shareholders agrees not to take any action to remove, with or without cause, any director of the Company nominated by another Shareholder (other than an Independent Director).

(g)          Each Shareholder shall take all Necessary Action to ensure that the Certificate of Incorporation and the Bylaws do not at any time conflict with the provisions of this Agreement.

(h)          In the event a newly-created directorship is created or a vacancy is created on the Board of Directors by reason of the death, removal (in accordance with Section 3.1(f) above) or resignation of any one of the directors, each of the Shareholders hereby agrees to take all Necessary Action so as to (i) cause the Company to hold a special meeting of stockholders for the election of a director to fill such newly-created directorship or vacancy, or act by written consent in lieu of a meeting of stockholders of the Company and (ii) fill the vacancy with a nominee made in accordance with the nomination procedures in this Section 3.1.

(i)          The Company shall reimburse the directors for all reasonable out-of-pocket expenses incurred in connection with their attendance at meetings of the Board of Directors and any committees thereof, including, without limitation, travel, lodging and meal expenses.

(j)          The Company shall obtain customary director and officer indemnity insurance. Each of the Shareholders shall take all Necessary Action to cause the Bylaws to be amended, in a manner acceptable to Mark Global, to provide mandatory indemnification and advancements for directors of the Company, including, without limitation, the Mark Global Director and the Independent Directors.

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(k)          Solely for purposes of Section 3.1, and in order to secure the performance of each Shareholder’s obligations under Section 3.1, (i) Mark Global hereby irrevocably appoints TGR and (ii) each of TGR, MZ Delaware, MZ Florida and Enerfund hereby irrevocably appoint Mark Global, the durable attorney-in-fact and lawful proxy of such Shareholder(s) (with full power of substitution) to vote or provide a written consent with respect to its shares of Company Common Stock if, and only in the event that, such Shareholder(s) fails to take any Necessary Action in accordance with the terms of Section 3.1 (each such Shareholder, a “Breaching Shareholder”). Each Breaching Shareholder shall have five (5) Business Days from the date of a request to take such Necessary Action (the “Cure Period”) to cure such failure. If after the Cure Period, the Breaching Shareholder has not cured such failure, the other Shareholder (Mark Global (if any one or more of TGR. MZ Delaware, MZ Florida or Enerfund is a Breaching Shareholder), on the one hand, or TGR (if Mark Global is a Breaching Shareholder), on the other hand), shall have and is hereby irrevocably granted a durable attorney-in-fact and lawful proxy to take vote or provide a written consent with respect to such Necessary Action. Each Shareholder intends the durable attorney-in-fact and lawful proxy granted hereby to be, and it shall be, irrevocable, coupled with an interest and be in full force and effect for so long as this ARTICLE III shall be in effect. Each Shareholder will take such further action and execute, deliver and perform under such other instruments as may be necessary to effectuate the intent of this durable attorney-in-fact- and lawful proxy and hereby revoke any proxy previously granted by it with respect to the matters set forth in Section 3.1 with respect to the shares of Company Common Stock owned by such Shareholder.

(l)          In the event that the Mark Global Director is unable at any time to attend any meeting of the Board of Directors, Mark Global shall be entitled to have a representative of Mark Global attend such meeting of the Board of Directors in a non-voting observer capacity, and, in this respect, the Company shall provide such representative with copies of all notices, minutes, consents and other materials that it provides to the members of the Board of Directors for such meeting.

Section 3.2          Additional Management Provisions. For so long as Mark Global, together with its Affiliates, has beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC) of greater than 10% of the Company Common Stock, each of the Shareholders shall take all Necessary Actions to cause the director nominated by Mark Global to be a member of any of the following committees that the Board of Directors may establish: (i) the Compensation Committee, (ii) the Nominating Committee and (iii) the Audit Committee, in each case to the extent such directors are permitted to serve on such committees under SEC rules applicable to the Company.

Article IV
REGISTRATION RIGHTS

Section 4.1          Request for Registration.

(a)          Demand Registration.

(i)          Right to Demand Registration.

(1)         Subject to Section 4.1(a)(iii), at any time or from time to time, each Holder shall have the right to request in writing that the Company register all or part of such Holder’s Registrable Securities (a “Request”) by filing with the SEC a Demand Registration Statement.

(A)         Each Request from an Initiating Holder shall specify the amount of Registrable Securities intended to be disposed of by such Initiating Holder and whether such Demand Registration Statement will be a Shelf Registration or an Underwritten Offering.

(B)         As promptly as practicable after the Company’s receipt of a Request from an Initiating Holder with respect to such Shelf Registration or Underwritten Offering (as the case may be) (such date of receipt by the Company is referred to herein as the “Request Date”), but no later than five (5) calendar days after the Request Date, the Company shall give written notice of such requested registration to all other Holders who then hold Registrable Securities.

(C)         Subject to Section 4.1(a)(ii), the Company shall include in a Demand Registration (i) the Registrable Securities intended to be disposed of by the Initiating Holder and (ii) the Registrable Securities intended to be disposed of by any other Holder which shall have made a written request (which request shall specify the amount of Registrable Securities to be registered and the intended method of disposition thereof) to the Company for inclusion thereof in such registration within ten (10) days after the receipt of such written notice from the Company.

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(D)         The Company, as expeditiously as possible, but in any event within thirty (30) days following the Request Date (the “Filing Deadline”), shall cause to be filed with the SEC a Demand Registration Statement providing for the registration under the Securities Act of the Registrable Securities which the Company has been so requested to register by all such Holders, to the extent necessary to permit the disposition of such Registrable Securities to be so registered in accordance with the intended methods of disposition thereof specified in such Request or further requests (including, without limitation, by means of a Shelf Registration if so requested and if the Company is then eligible to use such a registration).

(E)         The Company shall use its reasonable best efforts to have such Demand Registration Statement declared effective by the SEC as soon as practicable thereafter but in no event later than the Effectiveness Deadline therefor and to keep such Demand Registration Statement continuously effective until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof set forth in such Demand Registration Statement, provided that with respect to any Demand Registration Statement, such period need not extend beyond the applicable Registration Period (as defined below).

(2)         A Request may be withdrawn prior to the filing of the Demand Registration Statement by the Initiating Holder (a “Withdrawn Request”) and a Demand Registration Statement may be withdrawn prior to the effectiveness thereof by all the Holders who have elected to include Registrable Securities in such Demand Registration Statement (a “Withdrawn Demand Registration”). Each Holder requesting inclusion of Registrable Securities in a Demand Registration may, at any time prior to the Effective Date of such Demand Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

(3)         The registration rights granted pursuant to the provisions of this Section 4.1(a) shall be in addition to the registration rights granted pursuant to the other provisions of this Article IV.

(ii)         Priority in Demand Registrations. If a Demand Registration involves an Underwritten Offering, and the sole or lead managing Underwriter (as the case may be) of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of Registrable Securities, if any, requested to be included in such Demand Registration exceeds the number which can be sold in such offering (such writing to state the basis of such opinion and the approximate number of Registrable Securities which may be included in such offering), the Company shall include in such Demand Registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, the Registrable Securities requested to be included in the Demand Registration by the Holders allocated, pro rata among the Holders based on the number of Registrable Securities initially requested to be included therein by each Holder. In the event the Company shall not, by virtue of this Section 4.1(a)(ii), include in any Demand Registration all of the Registrable Securities of any Holder requesting to be included in such Demand Registration, such Holder may, upon written notice to the Company given within five (5) days of the time such Holder first is notified of such matter, reduce the amount of Registrable Securities it desires to have included in such Demand Registration, whereupon only the Registrable Securities, if any, it desires to have included will be so included and the Holders not so reducing shall be entitled to a corresponding increase in the amount of Registrable Securities to be included in such Demand Registration.

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(iii)        Demand Registration Minimum. In no event shall the Company be required to effect a Demand Registration unless the reasonably anticipated aggregate offering price to the public of all Registrable Securities for which registration has been requested by all Holders will be at least $500,000 or, if the foregoing is not satisfied, all of the Registrable Securities held by the Initiating Holder are included in the Demand Registration.

(iv)        Underwriting. Notwithstanding anything to the contrary contained in Section 4.1(a)(i), if the Initiating Holder elects, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of a firm commitment Underwritten Offering and such Initiating Holder may require that all Persons (including other Holders) participating in such registration sell their Registrable Securities to the Underwriters at the same price and on the same terms of underwriting applicable to such Initiating Holder. If any Demand Registration involves an Underwritten Offering, the sole or managing Underwriters and any additional investment bankers and managers to be used in connection with such registration shall be selected by the Initiating Holder, subject to the approval of the Company (such approval not to be unreasonably withheld or delayed).

(v)         Other Registrations. During the period (i) beginning on the date of a Request and (ii) ending on the date that is ninety (90) days after the date that a Demand Registration Statement filed pursuant to such Request has been declared effective by the SEC or, if the Initiating Holder withdraws a Request or all the Holders who have elected to include Registrable Securities in such Demand Registration Statement withdraw such Demand Registration Statement, on the date of such Withdrawn Request or such Withdrawn Registration Statement, the Company shall not, without the consent of the Initiating Holder who withdrew such request or all the Holders who have elected to so withdraw such Demand Registration Statement (as applicable), file a registration statement pertaining to any other securities of the Company (other than a registration relating solely to the sale of securities to participants in a Company employee stock or similar plan on Form S-8).

(vi)        Registration Statement Form. Registrations under this Section 4.1(a) shall be on such appropriate registration form of the SEC (i) as shall be selected by the Initiating Holder and (ii) which shall be available for the sale of Registrable Securities in accordance with the intended method or methods of disposition specified in the requests for registration. The Company agrees to include in any such Registration Statement all information which any selling Holder, upon advice of counsel, shall reasonably request.

(b)          Registration of Other Securities. Whenever the Company shall effect a Demand Registration, no securities other than Registrable Securities shall be covered by such registration unless (a) the Initiating Holder shall have consented in writing to the inclusion of such other securities and (b) no Holder is unable to include any of its Registrable Securities requested for inclusion in such registration by reason of Section 4.1(a)(ii).

(c)          Underwritten Offerings.

(i)          Demand Underwritten Offerings. If requested by the sole or lead managing Underwriter for any Underwritten Offering effected pursuant to a Demand Registration, the Company shall enter into a customary underwriting agreement with the Underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Initiating Holder and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnification and contribution to the effect and to the extent provided in Section 4.6 below.

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(ii)         Holders Holding Registrable Securities to be Parties to Underwriting Agreement. The Holders holding Registrable Securities to be distributed by the Underwriters in an Underwritten Offering contemplated by Section 4.1(c) shall be parties to the underwriting agreement between the Company and such Underwriters and may, at such Holders’ option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such Underwriters shall also be made to and for the benefit of such Holders and that any or all of the conditions precedent to the obligations of such Underwriters under such underwriting agreement be conditions precedent to the obligations of such Holders; provided, however, the Company shall not be required to make any representations or warranties with respect to written information specifically provided by a selling Holder for inclusion in the Registration Statement. No Holder shall be required to make any representations or warranties to, or agreements with, the Company or the Underwriters other than representations, warranties or agreements regarding such Holder, such Holder’s Registrable Securities and such Holder’s intended method of disposition.

(iii)        Participation in Underwritten Registration. Notwithstanding anything herein to the contrary in this Section 4.1(c), no Person may participate in any Underwritten Offering hereunder unless such Person (i) agrees to sell its securities on the same terms and conditions provided in any underwritten arrangements approved by the Persons entitled hereunder to approve such arrangement and (ii) accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements and other documents customary for such an offering and reasonably required under the terms of such underwriting arrangements.

Section 4.2           Piggyback Registration.

(a)          Participation. If the Company at any time proposes to register any of its securities under the Securities Act, whether for its own account or for the account of any other Person (other than (i) a Demand Registration under Section 4.1(a) or (ii) a registration on Form S-4 or S-8 or any successor form to such Forms), (a “Company Public Sale”), then, as soon as practicable after the Company’s determination to undertake such registration, the Company shall give written notice of such proposed filing to each Holder and each Holder shall have the right to include in such registration such number (subject to Section 4.3(b)) of such Holder’s Registrable Securities as such Holder may request in writing (a “Piggyback Registration”). Subject to Section 4.3(b), the Company shall include in such Piggyback Registration all Registrable Securities which are requested to be included therein within 15 days after the receipt by the applicable Holder holding Registrable Securities of any such notice; provided, however, if at any time after giving written notice of the Company’s intention to register any securities and prior to the Effective Date of the applicable Registration Statement, the Company shall determine for any reason not to register or to delay registration of such securities, the Company shall give written notice of such determination to each Holder holding Registrable Securities who requested Registrable Securities to be included on such Registration Statement and, thereupon, (i) in the case of a determination not to register, the Company shall be relieved of its obligation to register any of such Holders’ Registrable Securities in connection with such Company Public Sale (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith), without prejudice, however, to the rights of each Holder to cause such registration to be effected as a registration under Section 4.1(a), and (ii) in the case of a determination to delay such registration, the Company shall be permitted to delay the registration of such Registrable Securities for the same period as the delay in registering such other securities. If the offering pursuant to such Piggyback Registration is to be Underwritten, then the Holders requesting inclusion therein must, and the Company shall make such arrangements with the sole or lead managing Underwriter so that such Holders may, participate in such Underwritten Offering. If the offering pursuant to such Piggyback Registration is to be on any other basis, then the Holders requesting inclusion therein, and the Company shall make such arrangements so that such Holders may, participate in such offering on such basis. If any Piggyback Registration involves an Underwritten Offering, the sole or managing Underwriter(s) and any additional investment bankers and managers to be used in connection with such registration shall be subject to the approval of the Holders requesting Registrable Securities to be included in such Piggyback Registration (such approval not to be unreasonably withheld). Each Holder requesting inclusion of Registrable Securities in a Piggyback Registration may, at any time prior to the Effective Date of the applicable Registration Statement (and for any reason), revoke such request by delivering written notice to the Company revoking such requested inclusion.

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(b)          Priority of Piggyback Registration. If a Piggyback Registration involves an Underwritten Offering (on a firm commitment basis), and the sole or the lead managing Underwriter (as the case may be) of such Underwritten Offering shall advise the Company in writing (with a copy to each Holder requesting registration) on or before the date five (5) days prior to the date then scheduled for such offering that, in its opinion, the amount of securities (including Registrable Securities) requested to be included in such registration exceeds the amount which can be sold in such offering without materially interfering with the successful marketing of the securities being offered (such writing to state the basis of such opinion and the approximate number of such securities which may be included in such offering without such effect), the Company shall include in such registration, to the extent of the number which the Company is so advised may be included in such offering without such effect, (i) in the case of a registration initiated by the Company, (A) first, the securities that the Company proposes to register for its own account, (B) second, the Mark Global Shares sought to be included (determined on a pro rata basis based upon the aggregate number of Mark Global Shares held by the holders thereof having Mark Global Shares included), (C) third, the Zoi Shares sought to be included (determined on a pro rata basis based upon the aggregate number of Zoi Shares held by the holders thereof having Zoi Shares included), and (D) fourth, only if all the securities referred to in clauses (A), (B) and (C) have been included in such Piggyback Registration, any other securities requested to be included in such registration and (ii) in the case of a registration initiated by a Person other than the Company, (X) first, the Mark Global Shares sought to be included (determined on a pro rata basis based upon the aggregate number of Mark Global Shares held by the holders thereof having Mark Global Shares included), (Y) second, the Zoi Shares sought to be included (determined on a pro rata basis based upon the aggregate number of Zoi Shares held by the holders thereof having Zoi Shares included), and (Z) third, only if all the securities referred to in clauses (X) and (Y) have been included in such Piggyback Registration, the securities proposed to be registered by any Persons initiating such registration, allocated pro rata in proportion to the number of securities requested to be included in such registration by each of them.

Section 4.3          Registration Obligations. Whenever the Company is required to effect the registration of Registrable Securities under the Securities Act pursuant to this Article IV, the Company shall use its best efforts to effect the registration of the applicable Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto, and the Company shall have the following obligations:

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(a)          Promptly prepare and file with the SEC a Registration Statement with respect to all the Registrable Securities required to be covered by such Registration Statement (but in no event later than the applicable Filing Deadline) and use its reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). Subject only to Allowable Suspension Periods with respect to a Shelf Registration Statement, the Company shall use it reasonable best efforts to keep each Registration Statement effective (and the prospectus contained therein available for use) (and if such offering is under a Shelf Registration Statement, such effectiveness shall be pursuant to Rule 415 for resales by the Holders) at all times until, as applicable, (i) if such Registration Statement is not a Shelf Registration Statement, one (1) year after the Effective Date of such Registration Statement or (ii) if such Registration Statement is a Shelf Registration Statement, the date on which the Holders shall have sold all of the Registrable Securities covered by such Shelf Registration Statement (the “Registration Period”). Subject only to Allowable Suspension Periods with respect to a Shelf Registration Statement, the Company shall not be deemed to have used its reasonable best efforts to keep a Registration Statement effective during the Registration Period for such Registration Statement if the Company voluntarily takes any action or omits to take any action that would result in any Holder not being able to offer and sell any of such Holder’s Registrable Securities included in such Shelf Registration Statement during the Registration Period for such Shelf Registration Statement. Notwithstanding anything to the contrary contained in this Agreement, the Company shall ensure that, when filed and at all times while effective, each Registration Statement (including, without limitation, all amendments and supplements thereto) and the prospectus (including, without limitation, all amendments and supplements thereto) used in connection with such Registration Statement (1) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading and (2) will disclose (whether directly or through incorporation by reference to other SEC filings to the extent permitted) all material information regarding the Company and its securities.

(b)          Promptly prepare and file with the SEC such amendments (including, without limitation, post-effective amendments) and supplements to each Registration Statement and the prospectus used in connection with each such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep each such Registration Statement effective at all times during the Registration Period for such Registration Statement, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company required to be covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement; provided, however, by 8:30 a.m. (New York time) on the Business Day immediately following each Effective Date, the Company shall file with the SEC in accordance with Rule 424(b) under the Securities Act the final prospectus to be used in connection with sales pursuant to the applicable Registration Statement (whether or not such a prospectus is technically required by such rule).

(c)          Promptly notify the Holders holding Registrable Securities when the applicable Registration Statement or any amendment thereto has been filed or becomes effective, and when the applicable prospectus or any amendment or supplement to such prospectus has been filed, but, in each case, in no event later than one (1) Business Day thereafter.

(d)          Promptly notify the Holders holding Registrable Securities of, and provide copies of, (i) any written comments by the SEC or any request by the SEC or any other federal or state governmental authority for amendments or supplements to such Registration Statement or such prospectus or for additional information, (ii) any stop order suspending the effectiveness of such Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any preliminary or final prospectus or the initiation or threatening of any proceedings for such purposes, and (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for offering or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(e)          Promptly notify the Holders holding Registrable Securities when the Company becomes aware of the happening of any event as a result of which the applicable Registration Statement or the prospectus included in such Registration Statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such prospectus and any preliminary prospectus, in light of the circumstances under which they were made) not misleading or, if for any other reason it shall be necessary during such time period to amend or supplement such Registration Statement or prospectus in order to comply with the Securities Act and, in either case as promptly as reasonably practicable thereafter, prepare and file with the SEC an amendment or supplement to such Registration Statement and prospectus which shall correct such misstatement or omission or effect such compliance.

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(f)          (i) Use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of each Registration Statement or the use of any prospectus contained therein, or the suspension of the qualification, or the loss of an exemption from qualification, of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and (ii) promptly notify each Holder holding Registrable Securities included therein of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)          Promptly incorporate in a prospectus supplement or post-effective amendment such information as the sole or lead managing Underwriter, if any, or any of the Holders of Registrable Securities included in such Underwritten Offering determine should be included therein relating to the plan of distribution with respect to the applicable Registrable Securities.

(h)          Promptly deliver to the Holders holding Registrable Securities and each Underwriter, if any, without charge, as many copies of the applicable prospectus (including each preliminary prospectus) and any amendment or supplement thereto as a Holder holding Registrable Securities or Underwriter may reasonably request (it being understood that the Company consents to the use of such prospectus or any amendment or supplement thereto by such Holders and the Underwriter, if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or any amendment or supplement thereto) and such other documents as a Holder including Registrable Securities therein may reasonably request in order to facilitate the disposition of such Holder’s Registrable Securities.

(i)          On or prior to the date on which the applicable Registration Statement is declared effective, use its reasonable best efforts to cause such Registrable Securities (i) to be registered, approved or qualified for offer and sale under the securities or “Blue Sky” laws of each state and other jurisdiction of the United States as either a Holder including Registrable Securities therein or the sole or lead managing Underwriter may reasonably request and (ii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the Underwriter(s), if any, to consummate the disposition of the Registrable Securities, and in each case to do any and all other acts or things reasonably necessary or advisable to keep such registration or qualification in effect for such period as may be reasonably required, provided that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to taxation or general service of process in any such jurisdiction where it is not then so subject.

(j)          Enter into such customary agreements (including underwriting and indemnification agreements) and take all such other actions as a Holder holding Registrable Securities or the sole or lead managing Underwriter, if any, reasonably requests in order to expedite or facilitate the registration and disposition of the Registrable Securities.

(k)          Obtain for delivery to the Holders holding Registrable Securities and to the Underwriter(s), if any, an opinion or opinions from counsel for the Company dated the Effective Date of the applicable Registration Statement or, in the event of an Underwritten Offering, the date of the closing under the underwriting agreement, in customary form, scope and substance, which opinions shall be reasonably satisfactory to the Holders including Registrable Securities therein or Underwriter(s), as the case may be.

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(l)          Upon the written request of a Holder holding Registrable Securities, the Company shall make available for inspection by (i) such Holder, (ii) legal counsel for such Holder and (iii) one (1) firm of accountants or other agents retained by such Holder (collectively, the “Inspectors”), all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably deemed necessary by each Inspector, and cause the Company’s officers, directors and employees to supply all information which any Inspector may reasonably request; provided, however, each Inspector shall agree in writing to hold in strict confidence and not to make any disclosure (except to such Holder) or use of any Record or other information which the Board of Directors determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (1) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement or is otherwise required under the Securities Act, (2) the release of such Records is ordered pursuant to a final, non-appealable subpoena or order from a court or government body of competent jurisdiction, or (3) the information in such Records has been made generally available to the public. Such Holder agrees that it shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, to the extent legally permissible give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit any Holder’s ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

(m)          In the case of an Underwritten Offering, obtain for delivery to the Company and the sole or lead managing Underwriter, with copies to the Holders including Registrable Securities in such Underwritten Offering, a cold comfort letter from the Company’s independent certified public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the managing underwriter may reasonably request, dated the date of execution of the underwriting agreement and brought down to the closing under the underwriting agreement.

(n)          Use its reasonable best efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(o)          Make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with, and in the manner provided by, the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the applicable Effective Date of each Registration Statement.

(p)          Notwithstanding anything to the contrary herein, at any time after the Effective Date of a particular Registration Statement, the Company may delay the disclosure of material, non-public information concerning the Company or any of its subsidiaries the disclosure of which at the time is not, in the good faith opinion of the Board of Directors, in the best interest of the Company and, in the opinion of counsel to the Company, otherwise required (a “Suspension Period”), provided that the Company shall promptly notify the Holders of Registrable Securities included in such Registration Statement in writing of the (i) existence of material, non-public information giving rise to a Suspension Period (provided that in each such notice the Company shall not disclose the content of such material, non-public information to any of such Holders) and the date on which such Suspension Period will begin and (ii) date on which such Suspension Period ends, provided further that no Suspension Period shall exceed fifteen (15) consecutive days and during any three hundred sixty five (365) day period all such Suspension Periods shall not exceed an aggregate of thirty (30) days, (each, an “Allowable Suspension Period”). For purposes of determining the length of a Suspension Period above, such Suspension Period shall begin on and include the date such Holders receive the notice referred to in clause (i) above and shall end on and include the later of the date such Holders receive the notice referred to in clause (ii) above and the date referred to in such notice. The provisions of Section 4.3(f) hereof shall not be applicable during the period of any Allowable Suspension Period. Upon expiration of each Suspension Period, the Company shall again be bound by Section 4.3(e) with respect to the information giving rise thereto unless such material, non-public information is no longer applicable.

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(q)          Take any and all other actions as may be reasonably requested by the Holders including Registrable Securities in the applicable Registration Statement and the sole or lead managing Underwriter, if any, to facility the sale of the Registrable Securities pursuant to such Registration Statement.

Section 4.4           No Inconsistent Agreements; Additional Rights. The Company shall not hereafter enter into, and is not currently a party to, any agreement with respect to its securities which is inconsistent with the rights granted to the Holders by this Agreement. Without the consent of the Holders, the Company shall not (a) grant any registration rights to third parties which adversely affect any of the Holders or which are more favorable than the rights granted to the Holders hereunder, or (b) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates any of the rights expressly granted to each of the Holders in this Agreement.

Section 4.5           Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Article IV shall be paid by the Company, including (i) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC, FINRA or the OTC Markets, (ii) all fees and expenses in connection with compliance with any securities or “Blue Sky” laws, (iii) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses, (iv) all fees and disbursements of counsel for the Company and of all independent certified public accountants of the Company (including the expenses of any special audit and cold comfort letters required by or incident to such performance), (v) Securities Act liability insurance or similar insurance if the Company so desires or the underwriters so require in accordance with then-customary underwriting practice, (vi) all fees and expenses incurred in connection with the listing of the Registrable Securities on any national securities exchange or national securities association, (viii) all reasonable fees and disbursements of one law firm or counsel for the Initiating Holder), (ix) all fees and expenses of any special experts or other Persons retained by the Company in connection with any Registration, (x) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties) and (xi) all expenses related to the participation by the executive officers of the Company (reasonably requested by the managing underwriter) in the “road-show” for any underwritten offering, including all requested travel and reasonable meals and lodging. All such expenses are referred to herein as “Registration Expenses.” The Company shall not be required to pay any fees and disbursements to underwriters not customarily paid by the issuers of securities in a secondary offering, including underwriting fees, discounts and commissions and transfer taxes, if any, attributable to the sale of Registrable Securities.

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Section 4.6           Indemnification.

              (a)          Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the full extent permitted by law, each Holder who elects to have Registrable Securities included in a Registration Statement and each of its affiliates, officers, directors, stockholders, employees, advisors, and agents and each Person who controls (within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) such Persons and each of their respective representatives from and against any and all losses, penalties, judgments, suits, costs, claims, damages, liabilities and expenses, joint or several (including reasonable costs of investigation and legal expenses) (each, a “Loss” and collectively “Losses”) arising out of or based upon (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein), or any other disclosure document produced by or on behalf of the Company or any of its subsidiaries including, without limitation, reports and other documents filed under the Exchange Act, (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading or (iii) any actions or inactions or proceedings in respect of the foregoing whether or not such indemnified party is a party thereto; provided, however, that the Company shall not be liable to any particular indemnified party (x) to the extent that any such Loss arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any such Registration Statement in reliance upon and in conformity with written information furnished to the Company by such indemnified party expressly for inclusion in such Registration Statement or (y) to the extent that any such Loss arises out of or is based upon an untrue statement or omission in a preliminary prospectus relating to Registrable Securities, if a prospectus (as then amended or supplemented) that would have cured the defect was furnished to the indemnified party from whom the Person asserting the claim giving rise to such Loss purchased Registrable Securities at least 5 days prior to the written confirmation of the sale of the Registrable Securities to such Person and a copy of such prospectus (as amended and supplemented) was not sent or given by or on behalf of such indemnified party to such Person at or prior to the written confirmation of the sale of the Registrable Securities to such Person. This indemnity shall be in addition to any liability the Company may otherwise have. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the applicable holder of Registrable Securities or any indemnified party and shall survive the transfer of such securities by such holder. The Company shall also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the indemnified parties.

(b)          Indemnification by Holder. Each Holder who elects to have Registrable Securities included in a Registration Statement (and such Registrable Securities are actually included therein) agrees to severally and not jointly indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act or the Exchange Act) from and against any Losses resulting from (i) any untrue statement of a material fact in any Registration Statement in which such Holder elected to include Registrable Securities (including any final, preliminary or summary prospectus contained therein or any amendment thereof or supplement thereto or any documents incorporated by reference therein) or (ii) any omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made) not misleading, to the extent, but only to the extent, that such untrue statement or omission arises solely in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for inclusion in such Registration Statement and such untrue or omission has not been corrected by such Holder in a subsequent writing delivered to the Company in a reasonable period of time prior to the filing of such Registration Statement or prospectus with the SEC. In no event shall the liability of such Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such selling Holder as a result of the applicable the sale of its Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information furnished in writing by such Persons specifically for inclusion in any prospectus or Registration Statement.

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(c)          Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that any delay or failure to so notify the indemnifying party shall relieve the indemnifying party of its obligations hereunder only to the extent, if at all, that it is actually and materially prejudiced by reason of such delay or failure) and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to select and employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (i) the indemnifying party has agreed in writing to pay such fees or expenses, (ii) the indemnifying party shall have failed to assume the defense of such claim within a reasonable time after receipt of notice of such claim from the Person entitled to indemnification hereunder and employ counsel reasonably satisfactory to such Person, (iii) the indemnified party has reasonably concluded (based upon advice of its counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, or (iv) in the reasonable judgment of any such Person (based upon advice of its counsel) a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense (which has to be reasonable) of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If the indemnifying party assumes the defense, the indemnifying party shall not have the right to settle such action without the consent of the indemnified party. No indemnifying party shall consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of an unconditional release from all liability in respect to such claim or litigation. If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its prior written consent, but such consent may not be unreasonably withheld. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements or other charges of more than one separate firm admitted to practice in such jurisdiction at any one time unless (x) the employment of more than one counsel has been authorized in writing by the indemnifying party or parties, (y) an indemnified party has reasonably concluded (based on the advice of counsel) that there may be legal defenses available to it that are different from or in addition to those available to the other indemnified parties or (z) a conflict or potential conflict exists or may exist (based upon advice of counsel to an indemnified party) between such indemnified party and the other indemnified parties, in each of which cases the indemnifying party shall be obligated to pay the reasonable fees and expenses of such additional counsel or counsels.

(d)          Contribution. If for any reason the indemnification provided for in paragraphs (a) and (b) of this Section is unavailable to an indemnified party or insufficient in respect of any Losses referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Loss (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party or parties on the other hand in connection with the acts, statements or omissions that resulted in such losses, as well as any other relevant equitable considerations. In connection with any Registration Statement filed with the SEC by the Company, the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The amount paid or payable by an indemnified party as a result of the Losses referred to in Sections 4.6(a) and 4.6(b) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), in connection with any Registration Statement filed by the Company, a selling holder of Registrable Securities shall not be required to contribute any amount in excess of the dollar amount of the net proceeds received by such holder under the sale of Registrable Securities giving rise to such contribution obligation.

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Section 4.7           Rule 144 Compliance. The Company covenants that it will use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such necessary information for so long as necessary to permit sales pursuant to Rules 144 under the Securities Act), and take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities in compliance with (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will deliver a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.

Section 4.8           Rule 415. Notwithstanding anything to the contrary contained in this Article IV, in the event the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Shelf Registration Statement filed pursuant to this Agreement as constituting an offering of securities by, or on behalf of, the Company, or in any other manner, such that the Staff or the SEC do not permit such Shelf Registration Statement to become effective and used for resales in a manner that does not constitute such an offering and that permits the continuous resale at the market by the holders of Registrable Securities participating therein (or as otherwise may be acceptable to each Investor) without being named therein as an “underwriter,” then the Company shall reduce the number of shares to be included in such Shelf Registration Statement by all holders of Registrable Securities participating therein until such time as the Staff and the SEC shall so permit such Shelf Registration Statement to become effective as aforesaid. In making such reduction, the Company shall reduce the number of shares to be included by all holders of Registrable Securities participating therein on a pro rata basis (based upon the number of Registrable Securities otherwise required to be included for each such holder) unless the inclusion of shares by a particular holder or a particular set of holders are resulting in the Staff or the SEC’s “by or on behalf of the Company” offering position, in which event the shares held by such holder or set of holders shall be the only shares subject to reduction (and if by a set of holders on a pro rata basis by such holders or on such other basis as would result in the exclusion of the least number of shares by all such holders).  In addition, in the event that the Staff or the SEC requires any holder of Registrable Securities seeking to sell securities under a Shelf Registration Statement filed pursuant to this Agreement to be specifically identified as an “underwriter” in order to permit such Shelf Registration Statement to become effective, and such holder does not consent to being so named as an underwriter in such Shelf Registration Statement, then, in each such case, the Company shall reduce the total number of Registrable Securities to be registered on behalf of such holder, until such time as the Staff or the SEC does not require such identification or until such holder accepts such identification and the manner thereof. Any reduction pursuant to this paragraph will first reduce all securities that are not Registrable Securities, if any such securities are permitted by the holders to be included. In the event of any reduction in Registrable Securities pursuant to this Section 4.8, an affected holder thereof shall have the right to require, upon delivery of a written request to the Company signed by such holder, the Company to file a registration statement within thirty (30) days of such request (subject to any restrictions imposed by Rule 415 or required by the Staff or the SEC) for resale by such holder in a manner acceptable to such holder, and the Company shall following such request cause to be and keep effective such registration statement in the same manner as otherwise contemplated in this Agreement for registration statements hereunder, in each case until such time as: (i) all Registrable Securities held by such holder have been registered and sold pursuant to an effective Registration Statement in a manner acceptable to such holder or (ii) such holder agrees to be named as an underwriter in any such Registration Statement in a manner acceptable to such holder as to all Registrable Securities held by such holder and that have not theretofore been included in a Registration Statement under this Agreement (it being understood that the special demand right under this sentence may be exercised by a holder multiple times and with respect to limited amounts of Registrable Securities in order to permit the resale thereof by such holder as contemplated above).

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Section 4.9           Deemed Holdings. For purposes of determining whether a holder holds or owns Registrable Securities under this Article IV, it is expressly understood and agreed that (i) Mark Global shall be deemed to own and hold all Registrable Securities held by Mark Global, Rakishev and any other Person controlled by Rakishev (expressly excluding the Company if Rakishev Controls the Company) and such Registrable Securities shall be deemed to be Mark Global’s Registrable Securities and (ii) Zoi shall be deemed to own and hold all Registrable Securities held by TGR, Zoi and any other Person controlled by Zoi (expressly excluding the Company if Zoi Controls the Company) and such Registrable Securities shall be deemed to be Zoi’s Registrable Securities.

Article V

TRANSFER RESTRICTIONS

Section 5.1           Tag Along Rights.

(a)          In the case of a proposed Transfer by TGR, Zoi or any of their Permitted Transferees (a “Transferring Shareholder”) of any or all of its shares of Company Common Stock, other than (i) to the Company, (ii) to a Permitted Transferee, (iii) a De Minimis Transfer, (iv) any Transfer to the public pursuant to Rule 144 under the Securities Act or (v) any Transfer to the public pursuant to any Registration Statement, provided that, if the transaction was an Underwritten Offering, Mark Global and Rakishev had the opportunity of participating in the Underwritten Offering pari passu with TGR, Mark Global, Rakishev or any of their Permitted Transferees (a “Tagging Shareholder”) shall, to the fullest extent permitted by applicable law, have the right to participate in such sale by selling to the proposed Transferee (a “Proposed Transferee”) up to a number of its shares of Company Common Stock equal to the product of (A) the total number of shares of Company Common Stock proposed to be Transferred by the Transferring Shareholder multiplied by (B) a fraction, the numerator of which is the aggregate number of shares of Company Common Stock owned by such Tagging Shareholder and the denominator of which is the aggregate number of shares of Company Common Stock owned by TGR, Zoi, Mark Global, Rakishev and each of their Permitted Transferees collectively. Transferring Shareholder shall take such lawful actions as may be reasonably requested by Tagging Shareholder to facilitate the closing of the applicable transaction and to effectuate the provisions of this Section 5.1.

(b)          In connection with any transaction to which Section 5.1(a) hereof shall be applicable, the Transferring Shareholder shall give notice to Mark Global, Rakishev and each of their Permitted Transferees of a proposed Transfer not later than twenty (20) Business Days prior to the closing of the proposed Transfer, setting forth the number of shares of Company Common Stock proposed to be so Transferred, the name and address of the Proposed Transferee, the proposed amount and form of consideration (and, if such consideration consists in part or in whole of property other than cash, the Transferring Shareholder shall provide such information, to the extent reasonably available to the Transferring Shareholder, relating to such non-cash consideration as Mark Global and Rakishev may reasonably request in order to evaluate such non-cash consideration), and other terms and conditions of payment offered by the Proposed Transferee. The Transferring Shareholder shall deliver or cause to be delivered to each Tagging Shareholder copies of all transaction documents relating to the Proposed Transfer as the same become available. The tag-along rights provided by this Section 5.1 must be exercised by the Tagging Shareholder within ten (10) Business Days following receipt of the notice required by the first sentence of this Section 5.1(b), by delivery of a written notice to the Transferring Shareholder indicating its desire to exercise its rights and specifying the number of shares of Company Common Stock it desires to Transfer.

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(c)          Any Transfer of shares of Company Common Stock by a Tagging Shareholder to a Proposed Transferee pursuant to this Section 5.1 shall be on the same terms and conditions (including, without limitation, price, time of payment and form of consideration) as to be paid to the Transferring Shareholder; provided that in order to be entitled to exercise its tag along right pursuant to this Section 5.1, each Tagging Shareholder must agree to make to the Proposed Transferee representations, warranties, covenants, indemnities and agreements the same mutatis mutandis as those made by the Transferring Shareholder in connection with the Proposed Transfer (other than any non-competition or similar agreements or covenants that would bind the Tagging Shareholder or its Affiliates), and agree to the same conditions to the Proposed Transfer as the Transferring Shareholder agrees, it being understood that all such representations, warranties, covenants, indemnities and agreements shall be made by the Transferring Shareholder and each Tagging Shareholder severally and not jointly and that, except with respect to individual representations, warranties, covenants, indemnities and other agreements of the Tagging Shareholder as to the unencumbered title to its shares of Company Common Stock and the power, authority and legal right to Transfer such shares of Company Common Stock, the aggregate amount of the liability of the Tagging Shareholder shall not exceed either (i) such Tagging Shareholder’s pro rata portion of any such liability to be determined in accordance with such Tagging Shareholder’s portion of the total number of shares of Company Common Stock included in such Transfer or (ii) the proceeds to such Tagging Shareholder in connection with such Transfer. Each Tagging Shareholder shall be responsible for its proportionate share of the costs of the Proposed Transfer to the extent not paid or reimbursed by the Proposed Transferee or the Company.

Section 5.2           Rights and Obligations of Transferees. Any transfer of shares of Company Common Stock to a Permitted Transferee shall be permitted hereunder only if the transferee of such shares of Company Common Stock agrees in writing that it shall, upon such Transfer, assume with respect to such shares of Company Common Stock the transferor’s obligations under this Agreement and become a party to this Agreement for such purpose, and any other agreement or instrument executed and delivered by such transferor in respect of the shares of Company Common Stock.

Section 5.3           Termination of Transfer Restrictions. The provisions of this Article V shall terminate and be of no further force and effect upon the earlier of (i) the date on which TGR or its Permitted Transferees cease to hold collectively 15% of the outstanding Company Common Stock or (ii) the date on which Mark Global, Rakishev or their Permitted Transferees ceases to hold collectively 5% of the outstanding Company Common Stock.

Section 5.4           Legend. The Company shall cause its Transfer Agent, and the Holders shall use their best efforts to cooperate with the Company and the Transfer Agent, to place a legend on the Registrable Securities indicating that such Registrable Securities are bound by and subject to the terms of this Agreement.

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Article VI

GENERAL PROVISIONS

Section 6.1           Assignment; Benefit.

             (a)            The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto except that each of Mark Global or Rakishev, on the one hand, and TGR or Zoi, on the other hand, may transfer shares of Company Common Stock owned by it or him to any other entity controlled by Rakishev or Zoi, as the case may be, and upon execution of a joinder to this Agreement by the new entity, such new entity shall have the rights and obligations of the transferee. Any assignment of rights or obligations in violation of this Section 6.1 shall, to the fullest extent permitted by law, be null and void.

(b)          This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and permitted assigns, and there shall be no third-party beneficiaries to this Agreement other than the indemnitees under Section 4.6.

Section 6.2           Termination. This Agreement shall terminate after each of Mark Global and its Affiliates, on the one hand, and TGR and its Affiliates, on the other hand, shall have transferred all shares of Company Common Stock owned by them to an unrelated third party. In addition, upon the written request of Mark Global at any time and from time to time, the terms of Article III and/or Article V of this Agreement may be terminated, and in such cases all other provisions of this Agreement shall survive notwithstanding such partial termination.

Section 6.3           Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 6.4           Entire Agreement; Amendment.

(a)          This Agreement sets forth the entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes and replaces any prior understanding, agreement or statement of intent, in each case written or oral, of any kind and every nature with respect hereto. No provision of this Agreement may be amended, modified or waived in whole or in part at any time without an agreement in writing executed by each of the parties hereto.

(b)          No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the party against whom such waiver is claimed. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 6.5           Counterparts. This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or PDF and, upon such delivery, the facsimile or PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other parties hereto.

Section 6.6           Notices. Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Shareholder at the addresses set forth on the signature page to this Agreement (or at such other address for a Shareholder as shall be specified by like notice).

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Section 6.7           Independent Auditors; Books and Records; Inspection.

(a)          The books of account and records of the Company shall be audited as of the end of each fiscal year by a firm of independent public accountants selected by the Board of Directors or the Audit Committee of the Board of Directors.

(b)          The books and records of the Company shall be available for inspection by each of TGR and Mark Global at the principal office and place of business of the Company.

Section 6.8           Governing Law. THIS AGREEMENT AND ANY RELATED DISPUTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

Section 6.9           Jurisdiction.

(a)          To the fullest extent permitted by law, each of the Parties unconditionally and irrevocably agrees to submit to the exclusive jurisdiction of the state and federal courts located in Wilmington, Delaware for any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement and hereby irrevocably waives, to the fullest extent permitted by applicable law, and agrees not to assert any objection, whether as a defense or otherwise, that such Party may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient forum or that such suit, action or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate, or that this Agreement may not be enforced in or by such courts. To the fullest extent permitted by law, each Party agrees that a final non-appealable judgment in any such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction in which a Party may be found or may have assets by suit on the judgment or in any other manner provided by applicable law, and agrees to the fullest extent permitted by law to consent to the enforcement of any such judgment and not to oppose such enforcement or to seek review on the merits of any such judgment in any such jurisdiction.

(b)          To the fullest extent permitted by law, each of the Parties hereby irrevocably consents to the service of process outside the territorial jurisdiction of such courts in any suit, action or proceeding by giving copies thereof by overnight courier to the address of such Party specified in section 6.6 and such service of process shall be deemed effective service of process on such Party; provided, however, that the foregoing shall not limit the right of any Party to effect service of process on the other Party by any other legally available method.

Section 6.10         Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, EACH PARTY HERETO WAIVES, AND COVENANTS THAT SUCH PARTY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, CLAIM OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH THE DEALINGS OF ANY PARTY HERETO OR THE COMPANY IN CONNECTION WITH ANY OF THE ABOVE, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN CONTRACT, TORT OR OTHERWISE.

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Section 6.11         Specific Performance. It is hereby agreed and acknowledged that it will be impossible to measure in money the damages that would be suffered if the parties fail to comply with any of the obligations herein imposed on them by this Agreement and that, in the event of any such failure, an aggrieved party will be irreparably damaged and will not have an adequate remedy at law. Any such party shall, therefore, be entitled (in addition to any other remedy to which such party may be entitled at law or in equity) to injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

Section 6.12         Subsequent Acquisition of Shares. Any securities of the Company acquired subsequent to the date hereof by a Shareholder shall be subject to the terms and conditions of this Agreement.

Section 6.13         Effective Time of this Agreement. Notwithstanding anything contained in this agreement to the contrary, this Agreement shall not be effective (other than this Section 6.13) until 12:01 a.m. (New York time) on the first (1st) Business Day immediately following the date on which Mark Global, together with its Affiliates, has beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder by the SEC) of greater than 10% of the Company Common Stock.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

NET ELEMENT, INC.

By:	/s/ Mike Zoi
Name:
Title:
	Address:	Net Element, Inc.
1450 S. Miami Ave
Miami, FL 33130
Attention: CFO
	Facsimile:	(305) 358-7876

MARK GLOBAL CORPORATION

By:	/s/ Nurlan Abduov
Name: Nurlan Abduov
Title: Director
	Address:	Mark Global Corporation
c/o Trident Trust Company (B.V.I.) Limited
Trident Chambers, P.O. Box 146
Road Town, Tortola
British Virgin Islands
Facsimile:

With a copy to:
Greenberg Traurig, LLP
200 Park Avenue
Florham Park, NJ 07932
Attention: Robert I. Wexler, Esquire
Telephone: (973) 443-3565
Facsimile: (973) 301-8410

TGR CAPITAL, LLC

By:	ENERFUND, LLC, its sole Member

	By:	/s/ Mike Zoi
Mike Zoi, Managing Member

Address:	TGR Capital, LLC
1450 S. Miami Ave
Miami, FL 33130
Attention: CFO
Facsimile:	(305) 358-7876

[Signatures continue on next page.]

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ENERFUND, LLC, a Florida limited liability company

By:	/s/ Mike Zoi
Mike Zoi, Managing Member

Address:	TGR Capital, LLC
1450 S. Miami Ave
Miami, FL 33130
Attention: CFO
Facsimile: (305) 358-7876

MZ CAPITAL, LLC, a Florida limited liability company

By:	/s/ Mike Zoi
Mike Zoi, Managing Member

Address:	TGR Capital, LLC
1450 S. Miami Ave
Miami, FL 33130
Attention: CFO
Facsimile: (305) 358-7876

MZ CAPITAL, LLC, a Delaware limited liability company

By:	/s/ Mike Zoi
Mike Zoi, Manager

Address:	TGR Capital, LLC
1450 S. Miami Ave
Miami, FL 33130
Attention: CFO
Facsimile: (305) 358-7876

/s/ Kenges Rakishev
Kenges Rakishev

/s/ Mike Zoi
Mike Zoi

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